UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2024
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PLIANT THERAPEUTICS, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39303	47-4272481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Littlefield Avenue, South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 481-6770
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLRX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 13, 2024 (the “Effective Date”), the Board of Directors (the “Board”) of Pliant Therapeutics, Inc. (the “Company”) increased the authorized size of the Board from ten to eleven members, creating a vacancy on the Board in the Class III of directors whose term expires at the Company’s 2026 annual meeting of stockholders.
On the Effective Date, the Board appointed, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Governance Committee”), Steve Krognes to fill the Class III vacancy on the Board. In addition, effective as of the Effective Date, the Board appointed Mr. Krognes to serve as Chairperson of the Audit Committee of the Board (the “Audit Committee”) upon the recommendation of the Nominating and Governance Committee.
There are no arrangements or understandings between Mr. Krognes and any other person pursuant to which either was appointed as a director of the Company. The Board has determined that Mr. Krognes qualifies as an independent director and is qualified to serve under the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and the listing rules of The Nasdaq Stock Market LLC. There is no transaction involving Mr. Krognes that requires disclosure under Item 404(a) of Regulation S-K.
As of the Effective Date, Mr. Krognes will participate in the Company’s non-employee director compensation arrangements, which are generally described under the heading “Director Compensation” in the Company’s Proxy Statement for its 2024 Annual Meeting of Stockholders as filed with the SEC on April 22, 2024 and amended from time to time. Under these arrangements, Mr. Krognes will receive an annual retainer of $40,000 starting on the Effective Date, with payment pro-rated for any partial period of service. In addition, Mr. Krognes will receive an annual retainer of $17,000 for his service as Chairperson of the Audit Committee, with payment pro-rated for any partial period of service. On the Effective Date, Mr. Krognes also received an option to purchase 53,528 shares of the Company’s common stock, which will vest in substantially equal monthly installments over three years, subject to his continuous service as a member of the Board. The Company will also enter into its standard form of indemnification agreement with Mr. Krognes.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 13, 2024. As of April 19, 2024, the record date for the Annual Meeting, there were 60,318,732 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 22, 2024: (i) to elect Hoyoung Huh, M.D., Ph.D., Darren Cline, MBA, and David Pyott, MA, MBA, as Class I directors of the Company to serve for a three-year term ending at the Annual Meeting of Stockholders to be held in 2027 (“Proposal 1”), (ii) to approve, by non-binding advisory vote, the resolution approving the compensation of the Company’s named executive officers (“Proposal 2”) and (iii) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2024 (“Proposal 3”).
Proposal 1: The Company’s stockholders approved the election of the aforementioned Class I directors recommended for election at the Annual Meeting. The Company’s stockholders voted for the Class I directors as follows:

Nominee	For	Withhold
Hoyoung Huh, M.D., Ph.D.	39,087,800	12,731,485
Darren Cline, MBA	51,397,449	421,836
David Pyott, MA, MBA	48,388,729	3,430,556
The broker non-votes for Proposal 1 totaled 4,882,934 shares of common stock.
Proposal 2: The Company’s stockholders failed to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The proposal required a majority of the votes cast for approval, and were as follows:

For	Against	Abstain
23,479,353	28,329,655	10,277
The broker non-votes for Proposal 2 totaled 4,882,934 shares of common stock.
Proposal 3: The Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain
56,628,368	10,853	62,998
No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLIANT THERAPEUTICS, INC.

Date: June 14, 2024	By:	/s/ Keith Cummings
Keith Cummings, M.D., MBA
Chief Financial Officer

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